Exhibit 10.4

                                PLEDGE AGREEMENT

                  This PLEDGE AGREEMENT, dated as of July 15, 2002 (this "Agreement"), is executed by and among (a) Barney's, Inc., a New York corporation, Barneys America, Inc., a Delaware corporation, Barneys (CA) Lease Corp., a Delaware corporation, Barneys (NY) Lease Corp., a Delaware corporation, Basco All-American Sportswear Corp., a New York corporation, BNY Licensing Corp., a Delaware corporation, and Barneys America (Chicago) Lease Corp., a Delaware corporation (collectively, the "Pledgors" and each individually, a "Pledgor"), and (b) GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, in its capacity as administrative agent (with its successors in such capacity, the "Administrative Agent") for itself and for the "Lenders" under the Credit Agreement defined below. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement (as defined below).

                                   WITNESSETH:

                  (1) The Pledgors have entered into the Credit Agreement, dated as of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), with the financial institutions party thereto as lenders (collectively, the "Lenders"), and the Administrative Agent, pursuant to which the Lenders have agreed, subject to certain conditions precedent, to make loans and other financial accommodations to the Pledgors from time to time;

                  (2) Each of the Pledgors owns (a) the issued and outstanding equity interests set forth opposite such Pledgor's name on Exhibit A attached hereto and made a part hereof (the "Equity Interests") and (b) the promissory notes and instruments listed on Exhibit B attached hereto and made a part hereof; and

                  (3) The Administrative Agent and the Lenders have required, as a condition to their entering into the Credit Agreement, that the Pledgors execute and deliver this Agreement.

                  NOW, THEREFORE, for and in consideration of the foregoing and of any financial accommodations or extensions of credit heretofore, now or hereafter made to or for the benefit of the Pledgors pursuant to the Credit Agreement or any other agreement, instrument or document executed pursuant to or in connection therewith, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgors and the Administrative Agent hereby agree as follows:

                  1. Pledge. Each of the Pledgors hereby pledges to the Administrative Agent, for the benefit of the Administrative Agent, the Lenders and the other Holders, and grants to the Administrative Agent for the benefit of the Administrative Agent, the Lenders and the other Holders, a security interest in, the following (collectively, the "Pledged Collateral"):

                  (a) All of the right, title and interest of such Pledgor in the Equity Interests, whether now existing or hereafter arising, and the certificates representing the shares of such capital stock (such now-existing shares being identified on Exhibit A attached hereto and made a part hereof), all options and warrants for the purchase of

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         additional equity interests now or hereafter held in the name of such
         Pledgor (all of said Equity Interests, options and warrants and all capital stock held in the name of the Pledgor as a result of the exercise of such options or warrants being hereinafter collectively referred to as the "Pledged Stock"), herewith delivered to the Administrative Agent accompanied by stock powers in the form of Exhibit C attached hereto and made a part hereof duly executed in blank, and all dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Pledged Stock;

                  (b) All additional equity interests from time to time acquired by such Pledgor in any manner, and the certificates representing such additional equity interests (any such additional equity interests shall constitute part of the Pledged Stock and the Administrative Agent is irrevocably authorized to amend Exhibit A from time to time to reflect such additional equity interests), and all options, warrants, dividends, distributions, cash, instruments and other rights and options from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such equity interests;

                  (c) the Indebtedness evidenced by the promissory notes and instruments listed on Exhibit B attached hereto (the "Pledged Indebtedness"), and the promissory notes or instruments evidencing the Pledged Indebtedness, and all interest, cash, instruments and other property and assets from time to time received, receivable or otherwise distributed in respect of the Pledged Indebtedness;

                  (d) all additional Indebtedness arising after the date hereof and owing to such Pledgor and evidenced by promissory notes or other instruments, together with such promissory notes and instruments, and all interest, cash, instruments and other property and assets from time to time received, receivable or otherwise distributed in respect of that Pledged Indebtedness;

                  (e) The property and interests in property described in
         Section 4 below; and

                  (f) All proceeds of the foregoing.

                  Notwithstanding the foregoing, the Pledged Collateral shall not include, and no security interest is granted to the Administrative Agent in, the equity interests of Barneys Asia Co., L.L.C., a majority-owned Subsidiary of BNY Licensing Corp., owned by BNY Licensing Corp.

                  2. Security for Liabilities. The Pledged Collateral secures the prompt payment, performance and observance of (i) all Obligations and (ii) all obligations of the Pledgors under this Agreement (all such obligations referred to in clauses (i) and (ii) now or hereafter existing being hereinafter collectively referred to as the "Liabilities").

                  3. Delivery of Pledged Collateral; Registration and Acknowledgments. All certificates, promissory notes and instruments representing or evidencing the Pledged Collateral, if any, shall be delivered to and held by or on behalf of the Administrative Agent pursuant hereto and shall be in suitable form for transfer by delivery and shall be accompanied by duly executed


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

instruments of transfer, powers, or assignments in blank as appropriate (such instruments of transfer, powers, or assignments in blank, being the "Powers"), all in form and substance satisfactory to the Administrative Agent. After the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right, at any time in its discretion and without notice to any Pledgor, to transfer to or to register in the name of the Administrative Agent or any of its nominees any or all of the Pledged Collateral, subject only to the revocable rights specified in Sections 7 and 8. In addition, the Administrative Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.

                  4. Pledged Collateral Adjustments. If, during the term of this
Agreement:

                  (a) Any stock dividend, reclassification, readjustment or other change is declared or made in the capital structure of any issuer of the Pledged Stock, or any option included within the Pledged Collateral is exercised, or both, or

                  (b) Any subscription warrants, shares, or any other rights or options shall be issued in connection with the Pledged Collateral,

then all new, substituted and additional shares, warrants, shares, rights, options or other securities, issued by reason of any of the foregoing, shall be immediately delivered to and held by the Administrative Agent under the terms of this Agreement and shall constitute Pledged Collateral hereunder; provided, however, that nothing contained in this Section 4 shall be deemed to permit any distribution, issuance of additional shares, warrants, shares, rights or options, reclassification, readjustment or other change in the capital structure which is not expressly permitted in the Credit Agreement nor to prohibit any such distribution, issuance of additional equity interests, warrants, shares, rights or options, reclassification, readjustment or other change in the capital structure of such issuer which is expressly permitted in the Credit Agreement.

                  5. Subsequent Changes Affecting Pledged Collateral. Each of the Pledgors represents and warrants that it has made its own arrangements for keeping itself informed of changes or potential changes affecting the Pledged Collateral (including, but not limited to, rights to convert, rights to subscribe, payment of distributions, reorganization or other exchanges, offers to purchase and voting rights), and such Pledgor agrees that none of the Administrative Agent or any of the Lenders shall have any obligation to inform such Pledgor of any such changes or potential changes or to take any action or omit to take any action with respect thereto. The Administrative Agent may, after the occurrence and during the continuance of an Event of Default, without notice and at its option, transfer or register the Pledged Collateral or any part thereof into its or its nominee's name with or without any indication that such Pledged Collateral is subject to the security interest hereunder.

                  6. Representations and Warranties. Each of the Pledgors represents and warrants as follows:

                  (a) (i) Such Pledgor is the sole legal and beneficial owner of the Equity Interests set forth opposite its name on Exhibit A attached hereto and made a part hereof, free and clear of any Lien except for


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         the Lien created by this Agreement and, if any, Liens permitted under the Credit Agreement, and (ii) such Pledgor is and at the time of delivery of the Pledged Indebtedness to the Administrative Agent will be, the sole owner of the Pledged Indebtedness set forth opposite its name on Exhibit B attached hereto and made a part hereof free and clear of any Lien thereon or affecting title thereto, except for any Lien created by this Agreement and, if any, Liens permitted under the Credit Agreement;

                  (b) (i) All of the Pledged Stock has been duly authorized, validly issued and is fully paid and non-assessable, and (ii) the Pledged Indebtedness has been duly authorized, authenticated or issued and delivered by, and is the legal, valid and binding obligations of, the applicable Pledgor, and no such Pledgor is in default thereunder;

                  (c) All of the Pledged Stock is presently represented by the certificates listed on Exhibit A hereto. As of the date hereof, there are no existing options, warrants, calls or commitments of any character whatsoever relating to the Pledged Stock;

                  (d) Such Pledgor has full power and authority to enter into this Agreement;

                  (e) There are no restrictions upon the voting rights associated with, or upon the transfer of, any of the Pledged Collateral except pursuant to (i) the Securities Act and (ii) the terms of the Option to Purchase Capital Stock of Barneys Japan Company Limited, granted to Barney's, Inc., dated as of January 28, 1999;

                  (f) Such Pledgor has the right to vote, pledge, assign and grant a security interest in or otherwise transfer such Pledged Collateral free of any Liens, except as set forth in paragraph (e) above;

                  (g) No authorization, approval, or other action by, and no notice to or filing with, any Governmental Authority is required either
         (i) for the pledge of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by such Pledgor or (ii) for the exercise by the Administrative Agent of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally);

                  (h) The pledge of the Pledged Collateral pursuant to this Agreement, together with the delivery of the stock certificates, promissory notes and other instruments pertaining thereto to the Administrative Agent, creates a valid and perfected first priority security interest in the Pledged Collateral, in favor of the Administrative Agent for the benefit of the Administrative Agent, the Lenders and the other Holders, securing the payment and performance of the Liabilities;

                  (i) This Agreement has been duly executed and delivered by and on behalf of such Pledgor and constitutes the legal, valid and binding obligation of such Pledgor, enforceable against such Pledgor in accordance with its terms;


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

                  (j) There is no action, suit, proceeding, governmental investigation or arbitration, at law or in equity, or before or by any Governmental Authority, pending, or to the knowledge of such Pledgor, threatened against such Pledgor or any of its property which will materially and adversely affect the ability of such Pledgor to perform its obligations under this Agreement;

                  (k) Such Pledgor (i) is a corporation duly formed, validly existing and in good standing and is duly qualified to do business under the laws of the State of its incorporation and (ii) has all requisite corporate power and authority to own, operate and encumber its property and assets and to conduct its business as presently conducted and as proposed to be conducted in connection with and following the consummation of the transactions contemplated by this Agreement, the Credit Agreement or any of the other Loan Documents;

                  (l) The execution, delivery and performance of this Agreement by such Pledgor (i) does not violate any indenture, mortgage, or any other agreement to which such Pledgor is a party or by which any of its properties or assets may be bound; (ii) complies with all corporate organization documents of such Pledgor; and (iii) does not violate any restriction on such transfer or encumbrance of the Pledged Collateral;

                  (m) The Powers are effective endorsements duly executed by an appropriate person and give the Administrative Agent the authority they purport to confer; and

                  (n) The Pledged Stock constitutes one hundred percent (100%) of the issued and outstanding shares of Equity Interests of each issuer thereof.

                  7. Voting Rights. During the term of this Agreement, and except as provided in this Section 7 below, each of the Pledgors shall have the right to vote the Pledged Stock on all corporate questions in a manner not inconsistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents; provided, however, that no vote shall be cast, and no consent shall be given or action taken, which would have the effect of impairing the position or interest of the Administrative Agent in respect of the Pledged Collateral or which would authorize, effect or consent to (unless and to the extent expressly permitted by the Credit Agreement) (i) the dissolution or liquidation, in whole or in part, of an issuer of Pledged Stock or Pledged Indebtedness (a "Pledged Entity"); (ii) the consolidation or merger of a Pledged Entity with any other Person; (iii) the sale, disposition or encumbrance of all or substantially all of the assets of a Pledged Entity, except for Liens in favor of the Administrative Agent; (iv) any change in the authorized number of shares, the stated capital or the authorized share capital of a Pledged Entity or the issuance of any additional shares of its Equity Interests; or (v) the alteration of the voting rights with respect to the Equity Interests of a Pledged Entity. After the occurrence and during the continuation of an Event of Default, the Administrative Agent shall, at the Administrative Agent's option and following written notice from the Administrative Agent to the applicable Pledgor, exercise all voting rights pertaining to the Pledged Collateral, including the right to take action by shareholder consent.

                  8. Dividends and Other Distributions. (a) So long as no Event of Default shall have occurred and be continuing:



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

                  (i) The Pledgors shall be entitled to receive and retain any and all dividends, interest and distributions paid in respect of the Pledged Collateral, notwithstanding such dividends, interest and distributions being subject to the pledge and assignment thereof pursuant to Section 1; provided, however, that any and all

                           (A) dividends, interest and distributions paid or
                  payable other than in cash with respect to, and instruments and other property received, receivable or otherwise distributed with respect to, or in exchange for, any of the Pledged Collateral;

                           (B) dividends and other distributions paid or payable
                  in cash with respect to any of the Pledged Collateral on account of a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus; and

                           (C) cash paid, payable or otherwise distributed with
                  respect to principal of, or in redemption of, or in exchange for, any of the Pledged Collateral;

         shall be Pledged Collateral, and shall be forthwith delivered to the Administrative Agent to hold, for the benefit of the Administrative Agent, the Lenders and the other Holders, as Pledged Collateral and shall, if received by any Pledgor, be received in trust for the Administrative Agent, for the benefit of the Administrative Agent, the Lenders and the other Holders, be segregated from the other property or funds of such Pledgor, and be delivered immediately to the Administrative Agent as Pledged Collateral in the same form as so received (with any necessary endorsement); and

                  (ii) The Administrative Agent shall execute and deliver (or cause to be executed and delivered) to such Pledgor all such proxies and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to receive the dividends or interest payments which it is authorized to receive and retain pursuant to clause (i) above.

         (b) After the occurrence and during the continuation of an Event of
Default:

                  (i) All rights of the Pledgors to receive the dividends, interest payments and other distributions which it would otherwise be authorized to receive and retain pursuant to Section 8(a)(i) hereof shall cease, and all such rights shall thereupon become vested in the Administrative Agent, for the benefit of the Administrative Agent, the Lenders and the other Holders, which shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends, interest payments and other distributions;

                  (ii) All dividends, interest payments and other distributions which are received by any Pledgor contrary to the provisions of clause
         (i) of this Section 8(b) shall be received in trust for the Administrative Agent, for the benefit of the Administrative Agent, the


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

         Lenders and the other Holders, shall be segregated from other funds of such Pledgor and shall be paid over immediately to the Administrative Agent as Pledged Collateral in the same form as so received (with any necessary endorsements);

                  (iii) Such Pledgor shall, upon the reasonable request of the Administrative Agent, at such Pledgor's expense, execute and deliver, and cause the issuer of the Pledged Stock (other than Barneys Japan Company Limited) and its officers and directors to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Administrative Agent, such Pledgor or its or their counsel, advisable to register the applicable Pledged Collateral under the provisions of the Securities Act, and to exercise its best efforts to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Administrative Agent, such Pledgor or its or their counsel, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Commission applicable thereto;

                  (iv) Such Pledgor shall, upon the reasonable request of the Administrative Agent, at such Pledgor's expense, use its best efforts to qualify the Pledged Collateral under state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of the Pledged Collateral, as requested by the Administrative Agent;

                  (v) Such Pledgor shall, upon the reasonable request of the Administrative Agent, at such Pledgor's expense, cause the issuers of the Pledged Stock to make available to the holders of its securities, as soon as practicable, earnings statements which will satisfy the provisions of Section 11(a) of the Securities Act; and

                  (vi) Such Pledgor shall, upon the reasonable request of the Administrative Agent, at such Pledgor's expense, do or cause to be done all such other acts and things as may be necessary to make such sale of the Pledged Collateral or any part thereof valid and binding and in compliance with applicable law.

The Pledgors will jointly and severally reimburse the Administrative Agent for all expenses incurred by the Administrative Agent, including, without limitation, reasonable attorneys' and accountants' fees and expenses in connection with the foregoing. Upon or at any time after the occurrence and during the continuation of an Event of Default, if the Administrative Agent determines that, prior to any public offering of any securities constituting part of the Pledged Collateral, such securities should be registered under the Securities Act and/or registered or qualified under any other federal or state law and such registration and/or qualification is not practicable, then each of the Pledgors agrees that it will be commercially reasonable if a private sale, upon at least ten (10) Business Days' notice to such Pledgor, is arranged so as to avoid a public offering, even though the sales price established and/or


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obtained at such private sale may be substantially less than prices which could have been obtained for such security on any market or exchange or in any other public sale.

                  9. Transfers and other Liens. Other than as permitted under the Credit Agreement, each of the Pledgors agrees that it will not (i) sell, transfer or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral without the prior written consent of the Administrative Agent, or (ii) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral (except for the security interest under this Agreement).

                  10. Defense of Title. Each of the Pledgors will defend the title to the Pledged Collateral and the Liens of the Administrative Agent in the Pledged Collateral against the claim of any Person and will maintain and preserve such Liens.

                  11. Additional Equity Interests, Notes and Instruments. Each of the Pledgors will, upon obtaining ownership of any additional Equity Interests or promissory notes or instruments otherwise required to be pledged to the Administrative Agent pursuant to any of the Loan Documents, which Equity Interests, notes or instruments are not already Pledged Collateral, promptly (and in any event within three (3) Business Days) deliver to the Administrative Agent an amendment to this Agreement, duly executed by such Pledgor and in form and substance satisfactory to the Administrative Agent, in respect of any such additional Equity Interests, notes or instruments, pursuant to which such Pledgor shall pledge to the Administrative Agent all of such additional Equity Interests, notes and instruments. Each of the Pledgors hereby authorizes the Administrative Agent to attach such amendment to this Agreement and agrees that all Pledged Stock and Pledged Indebtedness listed on any such amendment delivered to the Administrative Agent shall for all purposes hereunder be considered Pledged Collateral.

                  12. Remedies. 1. The Administrative Agent shall have, in addition to any other rights given under this Agreement or by law, all of the rights and remedies with respect to the Pledged Collateral of a secured party under the Uniform Commercial Code as in effect in the State of New York (the "UCC"). In addition, after the occurrence and during the continuation of an Event of Default, the Administrative Agent shall have such powers of sale and other powers as may be conferred by applicable law. With respect to the Pledged Collateral or any part thereof which shall then be in or shall thereafter come into the possession or custody of the Administrative Agent or which the Administrative Agent shall otherwise have the ability to transfer under applicable law, the Administrative Agent may, in its sole discretion, without notice except as specified below, after the occurrence and during the continuation of an Event of Default, sell or cause the same to be sold at any exchange, broker's board or at public or private sale, in one or more sales or lots, at such price as the Administrative Agent may deem best, for cash or on credit or for future delivery, without assumption of any credit risk, and the purchaser of any or all of the Pledged Collateral so sold shall thereafter own the same, absolutely free from any claim, encumbrance or right of any kind whatsoever. The Administrative Agent or any Lender may, in its own name, or in the name of a designee or nominee, buy the Pledged Collateral at any public sale and, if permitted by applicable law, buy the Pledged Collateral at any private sale. Each of the Pledgors jointly and severally agree to pay to the


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Administrative Agent all reasonable expenses (including, without limitation, court costs and reasonable attorneys' and paralegals' fees and expenses) of, or incident to, the enforcement of any of the provisions hereof. The Administrative Agent agrees to distribute any proceeds of the sale of the Pledged Collateral in accordance with the Credit Agreement and the Pledgors shall remain liable for any deficiency following the sale of the Pledged Collateral.

         (b) Unless any of the Pledged Collateral threatens to decline speedily in value or is or becomes of a type sold on a recognized market, the Administrative Agent will give the applicable Pledgor reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. Any sale of the Pledged Collateral conducted in conformity with reasonable commercial practices of banks, commercial finance companies, insurance companies or other financial institutions disposing of property similar to the Pledged Collateral shall be deemed to be commercially reasonable. Notwithstanding any provision to the contrary contained herein, each of the Pledgors agrees that any requirements of reasonable notice shall be met if such notice is received by such Pledgor as provided in Section 27 below at least ten (10) Business Days before the time of the sale or disposition. Any other requirement of notice, demand or advertisement for sale is waived, to the extent permitted by law.

         (c) In view of the fact that federal and state securities laws may impose certain restrictions on the method by which a sale of the Pledged Collateral may be effected after an Event of Default, each of the Pledgors agrees that after the occurrence and during the continuation of an Event of Default, the Administrative Agent may, from time to time, attempt to sell all or any part of the Pledged Collateral by means of a private placement restricting the bidders and prospective purchasers to those who are qualified and will represent and agree that they are purchasing for investment only and not for distribution. In so doing, the Administrative Agent may solicit offers to buy the Pledged Collateral, or any part of it, from a limited number of investors deemed by the Administrative Agent, in its reasonable judgment, to be financially responsible parties who might be interested in purchasing the Pledged Collateral. If the Administrative Agent solicits such offers from not less than four (4) such investors, then the acceptance by the Administrative Agent of the highest offer obtained therefrom shall be deemed to be a commercially reasonable method of disposing of such Pledged Collateral; provided, however, that this Section does not impose a requirement that the Administrative Agent solicit offers from four or more investors in order for the sale to be commercially reasonable.

         (d) Each of the Pledgors agrees to the maximum extent permitted by applicable law that following the occurrence and during the continuance of an Event of Default it will not at any time plead, claim or take the benefit of any appraisal, valuation, stay, extension, moratorium or redemption law now or hereafter in force in order to prevent or delay the enforcement of this Agreement, or the absolute sale of the whole or any part of the Pledged Collateral or the possession thereof by any purchaser at any sale hereunder, and such Pledgor waives the benefit of all such laws to the extent it lawfully may do so. Each of the Pledgors agrees that it will not interfere with any right, power and remedy of Administrative Agent provided for in this Agreement or now


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or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by Administrative Agent of any one or more of such rights, powers or remedies. No failure or delay on the part of Administrative Agent to exercise any such right, power or remedy and no notice or demand which may be given to or made upon any Pledgor by the Administrative Agent with respect to any such remedies shall operate as a waiver thereof, or limit or impair the Administrative Agent's right to take any action or to exercise any power or remedy hereunder, without notice or demand, or prejudice its rights as against such Pledgor in any respect.

         (e) Each of the Pledgors further agrees that a breach of any of the covenants contained in this Section 12 will cause irreparable injury to the Administrative Agent, that the Administrative Agent shall have no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section 12 shall be specifically enforceable against such Pledgor, and such Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that the Obligations are not then due and payable in accordance with the agreements and instruments governing and evidencing such obligations.

                  13. Security Interest Absolute. All rights of the Administrative Agent and security interests hereunder, and all obligations of each of the Pledgors hereunder, shall be absolute and unconditional irrespective of:

                  (i) Any lack of validity or enforceability of the Credit Agreement, the Loan Documents, or any other agreement or instrument relating thereto;

                  (ii) Any change in the time, manner or place of payment of, or in any other term of, all or any part of the Liabilities, or any other amendment or waiver of or any consent to any departure from the Credit Agreement or the other Loan Documents;

                  (iii) Any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any part of the Liabilities;

                  (iv) the insolvency of any Pledgor; or

                  (v) any other circumstance which might otherwise constitute a defense available to, or a discharge of, such Pledgor in respect of the Liabilities or of this Agreement.

                  14. Administrative Agent Appointed Attorney-in-Fact. Each of the Pledgors hereby appoints the Administrative Agent its attorney-in-fact, with full authority, in the name of such Pledgor or otherwise, after the occurrence and during the continuation of an Event of Default, from time to time in the Administrative Agent's sole discretion, to take any action and to execute any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to such Pledgor


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representing any dividend, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same and to arrange for the transfer of all or any part of the Pledged Collateral on the books of the issuers of the Pledged Stock to the name of the Administrative Agent or the Administrative Agent's nominee.

                  15. Waivers. Each of the Pledgors waives to the fullest extent permitted by applicable laws presentment and demand for payment of any of the Liabilities, protest and notice of dishonor or Event of Default with respect to any of the Liabilities and all other notices to which such Pledgor might otherwise be entitled except as otherwise expressly provided herein or in the Credit Agreement.

                  16. Term. This Agreement shall remain in full force and effect until the final payment in full, in cash, of the Liabilities, the Commitment Termination Date has occurred and the Credit Agreement has terminated pursuant to its terms. Upon the termination of this Agreement as provided above (other than as a result of the sale of the Pledged Collateral), the Administrative Agent will release the security interest created hereunder and, if it then has possession of any Pledged Stock, notes or instruments pledged hereunder, will deliver such Pledged Stock, notes and instruments previously delivered to it and the Powers to the applicable Pledgor.

                  17. Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Pledgor or any Pledged Entity for liquidation or reorganization, should any Pledgor or any Pledged Entity become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of a Pledgor's or a Pledged Entity's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference", "fraudulent conveyance", or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

                  18. Definitions. The singular shall include the plural and vice versa and any gender shall include any other gender as the context may require.

                  19. Binding Effect; Successors and Assigns. This Agreement shall be binding upon each of the Pledgors and its successors and assigns, and shall inure to the benefit of the Administrative Agent, the Lenders and the other Holders, and their respective successors and assigns. Nothing set forth herein or in any other Loan Document is intended or shall be construed to give any other Person any right, remedy or claim under, to or in respect of this Agreement, the Credit Agreement or any other Loan Document or any Collateral. A Pledgor's successors shall include, without limitation, a receiver, trustee or debtor-in-possession of or for such Pledgor.

                  20. Governing Law. This Agreement has been executed and delivered by the parties hereto in New York, New York. Any dispute between the Administrative Agent and any Pledgor arising out of or related to the relationship established between them in connection with this Agreement, and whether arising in contract, tort, equity, or otherwise, shall be resolved in accordance with the laws of the State of New York.

                  21. Consent to Jurisdiction; and Serve of Process. Each of the Pledgors agrees that the terms of Section 13.17 of the Credit Agreement with respect to consent to jurisdiction and service of process shall apply equally to this Agreement. The Administrative Agent shall have the right to proceed against any Pledgor or its personal property in a court in any location to enable the Administrative Agent to obtain personal jurisdiction over such Pledgor, to realize on the Pledged Collateral or any other security for the Liabilities or to enforce a judgment or other court order entered in favor of the Administrative Agent.

                  22. Waiver of Jury Trial. Each of the Pledgors and the Administrative Agent waives any right to trial by jury in any dispute, whether sounding in contract, tort, or otherwise, between the Administrative Agent and such Pledgor arising out of or related to the transactions contemplated by this Agreement or any other instrument, document or agreement executed or delivered in connection herewith. Either the Pledgors or the Administrative Agent may file an original counterpart or a copy of this Agreement with any court as written evidence of the consent of the parties hereto to the waiver of their right to trial by jury.

                  23. Advice of Counsel. Each of the Pledgors represents and warrants to the Administrative Agent, the Lenders and the other Holders that it has discussed this Agreement and, specifically, the provisions of Sections 20 through 22 hereof, with the Pledgors' lawyers.

                  24. Severability. If any provision of this Agreement is held to be prohibited or unenforceable in any jurisdiction the substantive laws of which are held to be applicable hereto, such prohibition or unenforceability shall not affect the validity or enforceability of the remaining provisions hereof and shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  25. Further Assurances. Each of the Pledgors agrees that at any time and from time to time, at the expense of such Pledgor, such Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Administrative Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any of the Pledged Collateral.

                  26. The Administrative Agent's Duty of Care. The Administrative Agent shall not be liable for any acts, omissions, errors of judgment or mistakes of fact or law including, without limitation, acts, omissions, errors or mistakes with respect to the Pledged Collateral, except for those arising out of or in connection with the Administrative Agent's (i) gross negligence or willful misconduct, or (ii) failure to use reasonable care with respect to the safe custody of the Pledged Collateral in the Administrative Agent's possession. Without limiting the generality of the foregoing, the Administrative Agent shall be under no obligation to take any steps necessary to preserve rights in the Pledged Collateral against any other parties but may do so at its option. All expenses incurred in connection therewith shall be for the sole account of the Pledgors, and shall constitute part of the Liabilities secured hereby.

                  27. Notices. Any notice, demand, request or any other communication required or desired to be served, given or delivered hereunder shall be in writing and shall be served, given or delivered as provided in
Section 13.08 of the Credit Agreement.

                  28. Indemnity and Expenses. Each of the Pledgors agrees jointly and severally, upon demand, to pay to the Administrative Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Administrative Agent may incur in connection with (i) the administration of this Agreement,
(ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of the Administrative Agent hereunder or (iv) the failure by such Pledgor to perform or observe any of the provisions hereof.

                  29. Amendments, Waivers and Consents. None of the terms or provisions of this Agreement may be waived, altered, modified or amended, and no consent to any departure by any Pledgor herefrom shall be effective, except by or pursuant to an instrument in writing which (i) is duly executed by the Pledgors and the Administrative Agent and (ii) complies with the requirements of the Credit Agreement. Any such waiver shall be valid only to the extent set forth therein. A waiver by the Administrative Agent of any right or remedy under this Agreement on any one occasion shall not be construed as a waiver of any right or remedy which the Administrative Agent would otherwise have on any future occasion. No failure to exercise or delay in exercising any right, power or privilege under this Agreement on the part of the Administrative Agent shall operate as a waiver thereof; and no single or partial exercise of any right, power or privilege under this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

                  30. Section Headings: Terms. The section headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof. Unless otherwise defined herein or in the Credit Agreement, terms used in Article 8 and Article 9 of the UCC are used herein as therein defined.

                  31. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.

                  32. Merger. This Agreement, taken together with all the other Loan Documents, embodies the entire agreement and understanding, between the Pledgors and the Administrative Agent or any Lender and supersedes all prior agreements and understandings, written and oral, relating to the subject matter hereof.

                  33. Termination; Release of Collateral. Notwithstanding anything in this Agreement to the contrary, each of the Pledgors may, to the extent permitted by Section 9.02 of the Credit Agreement, sell, assign, transfer or otherwise dispose of any Pledged Collateral. In addition, the Pledged

Collateral shall be subject to release in accordance with Section 12.09(c) of the Credit Agreement (such Pledged Collateral and the Pledged Collateral referred to in the immediately preceding sentence being the "Released Collateral"). The Liens under this Agreement shall terminate with respect to the Released Collateral upon such sale, transfer, assignment, disposition or release and upon the request of the applicable Pledgor, the Administrative Agent shall execute and deliver such instrument or document as may be necessary to release the Liens granted hereunder; provided, however, that (i) the Administrative Agent shall not be required to execute any such documents on terms which, in the Administrative Agent's opinion, would expose the Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Liabilities or any Liens on (or obligations of the Pledgors in respect of) all interests retained by any Pledgor, including without limitation, the proceeds of any sale, all of which shall continue to constitute part of the Pledged Collateral.

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                                       14

                  IN WITNESS WHEREOF, each of the Pledgors and the Administrative Agent have executed this Agreement as of the date set forth above.


                        BARNEY'S, INC.
                        BARNEYS AMERICA, INC.
                        BARNEYS (CA) LEASE CORP.
                        BARNEYS (NY) LEASE CORP.
                        BASCO ALL-AMERICAN SPORTSWEAR
                           CORP.
                        BNY LICENSING CORP.
                        BARNEYS AMERICA (CHICAGO) LEASE
                           CORP.


                        By   /s/ Steven M. Feldman
                          ---------------------------------------------------
                        Name:    Steven M. Feldman
                        Title:   Executive Vice President and
                                 Chief Financial Officer

Acknowledged and agreed to
as of the date first written above.

GENERAL ELECTRIC CAPITAL CORPORATION,
 as Administrative Agent


By:           /s/ Stephen M. Metivier
   --------------------------------------------------
     Name:        Stephen M. Metivier
     Title:       Vice President

                                 ACKNOWLEDGMENT

                  Each of the undersigned hereby acknowledges receipt of a copy of the foregoing Pledge Agreement, agrees promptly to note on its books the security interests granted under such Pledge Agreement, and waives any rights or requirement at any time hereafter to receive a copy of such Pledge Agreement in connection with the registration of any Pledged Collateral in the name of the Administrative Agent or its nominee or the exercise of voting rights by the Administrative Agent.

                           BARNEYS AMERICA, INC.
                           BARNEYS AMERICA (CHICAGO) LEASE CORP.
                           BARNEYS (CA) LEASE CORP.
                           BARNEYS (NY) LEASE CORP.
                           BASCO ALL-AMERICAN SPORTSWEAR CORP.
                           BNY LICENSING CORP.


                           By:           /s/ Steven M. Feldman
                              -----------------------------------------
                                Name:        Steven M. Feldman
                                Title:       Executive Vice President and
                                             Chief Financial Officer